                ----------------------------------------------

                     AGREEMENT AND PLAN OF REORGANIZATION



                                     among



                       PANAX PHARMACEUTICAL COMPANY LTD.



                                      and



                         CORBEC PHARMACEUTICALS, INC.



                                  and certain



               SECURITY HOLDERS OF CORBEC PHARMACEUTICALS, INC.

                ----------------------------------------------











                                   --------

                               October 31, 1997

                                   --------

                               TABLE OF CONTENTS

                                                                                                               Page

BACKGROUND........................................................................................................1

TERMS.............................................................................................................2

1. THE MERGER.....................................................................................................2

   1.1. The Merger................................................................................................2
   1.2. Effective Time of the Merger..............................................................................2
   1.3. Closing...................................................................................................2
   1.4. Conversion of The Company's Common Stock; Mechanics.......................................................3
   1.5. Conversion of Acquisition Subsidiary Stock................................................................5
   1.6. Additional Consideration..................................................................................5

2. REPRESENTATIONS, WARRANTIES AND COVENANTS BY THE COMPANY AND THE STOCKHOLDERS..................................7

   2.1. Organization and Qualification; Corporate Power...........................................................7
   2.2. Capitalization............................................................................................7
   2.3. Subsidiaries..............................................................................................8
   2.4. Corporate Power as to this Agreement......................................................................8
   2.5. Authorization and Validity of Agreements..................................................................8
   2.6. No Violation of Law or Default by Execution and Performance of this Agreement.............................9
   2.7. Approvals and Consents....................................................................................9
   2.8. Financial Statements of the Company and its Subsidiaries..................................................9
   2.9. No Undisclosed Liabilities...............................................................................10
   2.10. No Material Changes.....................................................................................10
   2.11. Tax Returns, Reports to Taxing Authorities, Audits and Tax Payments.....................................11
   2.12. Permits and Licenses....................................................................................12
   2.13. Compliance with Laws and Regulations....................................................................12
   2.14. Environmental Matters...................................................................................12
   2.15. Properties..............................................................................................13
   2.16. Marketable Title to Assets..............................................................................13
   2.17. Material Contracts......................................................................................13
   2.18. Litigation..............................................................................................14
   2.19. Insurance...............................................................................................14
   2.20. Compensation............................................................................................14
   2.21. Banking Arrangements....................................................................................14
   2.22. Patents, Trademarks, Licenses...........................................................................15
   2.23. Intangible Assets.......................................................................................15
   2.24. Absence of Creditors' Arrangements and Bankruptcies.....................................................15
   2.25. Employee Benefit Plans..................................................................................16


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
   2.26. Labor Contracts and Relations...........................................................................16
   2.27. No Change in Contractual Relations......................................................................16
   2.28. Minute Books, Stock Records, Officers, Directors........................................................17
   2.29. Brokers.................................................................................................17
   2.30. Full Disclosure.........................................................................................17

3. REPRESENTATIONS, WARRANTIES AND COVENANTS OF THE STOCKHOLDERS.................................................17

   3.1. Organization.............................................................................................18
   3.2. Power as to this Agreement...............................................................................18
   3.3. Authorization and Validity of Agreement..................................................................19
   3.4. No Violation of Law or Default by Execution and Performance of this Agreement............................19
   3.5. Approvals and Consents...................................................................................19

4. REPRESENTATIONS, WARRANTIES AND COVENANTS OF ACQUIROR.........................................................19

   4.1. Organization and Qualification; Corporate Power..........................................................19
   4.2. Capitalization...........................................................................................20
   4.3. Corporate Power as to this Agreement.....................................................................20
   4.4. Authorization and Validity of Agreements.................................................................20
   4.5. No Violation of Law or Default by Execution and Performance of this Agreement............................21
   4.6. Approvals and Consents...................................................................................21
   4.7. Financial Statements.....................................................................................21
   4.8. No Undisclosed Liabilities...............................................................................22
   4.9. No Material Changes......................................................................................22
   4.10. Tax Returns, Reports to Taxing Authorities, Audits and Tax Payments.....................................23
   4.11. Litigation..............................................................................................23
   4.12. Brokers.................................................................................................23
   4.13. Proprietary Rights......................................................................................23

5. ADDITIONAL COVENANTS..........................................................................................24

   5.1. Conduct of Business by the Company Pending Closing.......................................................24
   5.2. Conduct of Business by Acquiror Pending Closing..........................................................27
   5.3. Reasonable Access to Information and Documents...........................................................27
   5.4. Best Efforts.............................................................................................27
   5.5. Discussions by the Company with Other Parties............................................................28
   5.6. Development of Technology by Acquiror....................................................................29
   5.7. Reimbursement for Additional Contributions...............................................................29
   5.8. Approval by the Company's Stockholders...................................................................29



                                                                                                               Page

6. INDEMNIFICATION AND REMEDIES..................................................................................29

   6.1. Definition of "Representations and Warranties."..........................................................29
   6.2. Survival of Representations, Warranties and Covenants; Right to Indemnification Not Affected by Knowledge.30
   6.3. Exclusive Remedies.......................................................................................30
   6.4. Indemnification by the Stockholders......................................................................30
   6.5. Indemnification by Acquiror..............................................................................31
   6.6. Determination of Losses..................................................................................31
   6.7. Limitations on Claims....................................................................................31
   6.8. Procedures Relating to Indemnification for Third Party Claims under Sections 6.4 and 6.5.................32

7. CERTAIN SECURITIES LAW MATTERS................................................................................34

   7.1. Securities Act Covenants and Representations.............................................................34
   7.2. Legend on Stock Certificates.............................................................................34
   7.3. Registration Rights......................................................................................35

8. CONDITIONS PRECEDENT TO OBLIGATIONS OF ACQUIROR...............................................................36

   8.1. Performance of Agreements................................................................................36
   8.2. Representations and Warranties...........................................................................36
   8.3. No Adverse Legal Proceedings.............................................................................36
   8.4. Certificate of Secretary.................................................................................36
   8.5. Good Standing Certificates...............................................................................37
   8.6. Consents and Approvals...................................................................................37
   8.7. Acquiror Shares Listed on NASDAQ.........................................................................37
   8.8. Opinion of Counsel for the Company.......................................................................37
   8.9. Surrender of Derivatives; Certificate Specifying Definitive Stock Ownership; Additional Certifications...37
   8.10. Completion of Financing.................................................................................38
   8.11. Acquisition of Sangen Pharmaceutical Company............................................................38
   8.12. Resignations............................................................................................38
   8.13. New Litigation..........................................................................................38
   8.14. Registration Rights Agreement...........................................................................38

9. CONDITIONS PRECEDENT TO OBLIGATIONS OF THE COMPANY AND THE STOCKHOLDERS.......................................39

   9.1. Performance of Agreements................................................................................39
   9.2. Representations and Warranties...........................................................................39
   9.3. No Adverse Legal Proceedings.............................................................................39
   9.4. Certificates of Secretaries and Good Standing Certificates...............................................39
   9.5. Opinion of Counsel for Acquiror..........................................................................40
   9.6. Completion of Financing..................................................................................40




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

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
   9.7. Acquisition of Sangen Pharmaceutical Company.............................................................40
   9.8. Acquiror Shares Listed on NASDAQ.........................................................................40
   9.9. Registration Rights Agreement............................................................................40
   9.10. New Litigation..........................................................................................40
   9.11. Payment to ALW Partnership..............................................................................41

10. TERMINATION OF AGREEMENT.....................................................................................41

   10.1. Termination of Agreement................................................................................41

11. CERTAIN DEFINITIONS..........................................................................................41

   11.1. Affiliate...............................................................................................41
   11.2. Knowledge...............................................................................................42
   11.3. Person..................................................................................................42

12. GENERAL......................................................................................................42

   12.1. Nature and Survival of Representations..................................................................42
   12.2. Governing Law...........................................................................................43
   12.3. Parties in Interest.....................................................................................43
   12.4. Entire Agreement........................................................................................43
   12.5. Notices.................................................................................................43
   12.6. Section Headings and Titles.............................................................................43
   12.7. Schedules...............................................................................................44
   12.8. Modification............................................................................................44

                                   EXHIBITS

         A  -     Form of Agreement and Plan of Merger between CorBec
                  Acquisition Corp. and the Company (See Section 1.1)

         B  -     Form of Registration Rights Agreement (See Section 7.3)

         C  -     Form of Opinion of Counsel for the Company (See Section 8.8)

         D  -     Form of Opinion of Counsel for Acquiror (See Section 9.5)

                          SCHEDULES AND SUPPLEMENTARY
                      DOCUMENTS REFERRED TO IN AGREEMENT

        Principal                         Title
     Section Reference

        2.1............... Schedule of Corporate Organization
        2.7............... Schedule of Required Approvals and Consents
        2.10.............. Schedule of Material Changes
        2.11.............. Schedule of Tax Matters
        2.12.............. Schedule of Permits
        2.14.............. Schedule of Environmental Matters
        2.15.............. Schedule of Real Property
        2.16.............. Schedule of Mortgages, Liens and Other Encumbrances
        2.17.............. Schedule of Material Contracts
        2.18.............. Schedule of Litigation
        2.19.............. Schedule of Insurance
        2.20.............. Schedule of Compensation
        2.21.............. Schedule of Banking Arrangements
        2.22.............. Schedule of Intellectual Property
        2.26.............. Schedule of Labor Contracts and Relations
        2.28.............. Schedule of Officers and Directors
        2.30.............. Schedule 2.30

                             INDEX OF DEFINITIONS


                                                                Section
                                                                -------

         Acquiror ..........................................      Introduction
         Acquiror Balance Sheet.............................      4.8
         Acquiror Balance Sheet Date........................      4.8
         Acquiror fiscal year...............................      1.6(a)
         Acquiror Material Adverse Effect...................      4.1
         Acquiror net revenue...............................      1.6(a)
         Acquiror Shares....................................      Background A
         Acquisition Subsidiary.............................      Background C
         Affiliate .........................................      11.1
         Balance Sheet Date.................................      2.8(b)
         Closing............................................      1.3
         Closing Agreements ................................      6.3
         Closing Date.......................................      1.3
         Company ...........................................      Introduction
         Company's Auditors.................................      2.8(a)
         Company's Financial Statements.....................      2.8(c)
         Constituent Corporations...........................      1.1
         Determination Date.................................      6.7(b)
         Disbursement Agent.................................      1.6(b)
         Effective Time.....................................      1.2
         ERISA..............................................      2.25
         FDA................................................      1.6(a)
         IND................................................      1.6(a)
         Indemnified Party .................................      5.8
         Indemnifying Party.................................      5.8
         Intellectual Property..............................      2.22
         Interim Balance Sheet .............................      2.8(b)
         Interim Financial Statements.......................      2.8(b)
         Internal Revenue Code..............................      2.11
         IRS................................................      2.11
         Knowledge, Know....................................      11.2
         Law................................................      2.13
         Lien...............................................      2.16
         Loss...............................................      6.4
         Material Adverse Effect............................      2.1
         Material Contracts.................................      2.17
         Merger Agreement...................................      1.1
         Merger.............................................      1.1
         NASDAQ.............................................      Background A
         Old Company Common Stock...........................      1.4(a)(i)

         Payees.............................................      1.6(a)
         Pending Securities Compliance......................      4.5
         Permits............................................      2.12
         Person.............................................      11.3
         Plan...............................................      2.25
         PPM................................................      4.2
         Private Placement..................................      5.6
         Proprietary Rights.................................      4.13
         Representations and Warranties.....................      6.1
         Residual Cash Amount...............................      1.4(a)(ii)
         Sangen.............................................      8.11
         SEC................................................      4.7
         Second Drug........................................      1.6(a)
         Securities Act.....................................      4.5
         Special Meeting....................................      4.5
         Stockholders.......................................      Introduction
         Surviving Corporation..............................      1.1
         Technology.........................................      Background B
         Third Party Claim..................................      6.8
         Value..............................................      6.7(b)

                     AGREEMENT AND PLAN OF REORGANIZATION

         THIS is an AGREEMENT AND PLAN OF REORGANIZATION (this "Agreement") dated as of October 31, 1997 among PANAX PHARMACEUTICAL COMPANY LTD., a New York corporation ("Acquiror"), CORBEC PHARMACEUTICALS, INC., a Delaware corporation (the "Company") and the following persons, who hold in the aggregate approximately 74% of the capital stock of the Company on a fully diluted basis (the "Stockholders"): HILLMAN MEDICAL VENTURES 1993, L.P., HILLMAN MEDICAL VENTURES 1995, L.P., HILLMAN MEDICAL VENTURES 1996, L.P., all Delaware limited partnerships, and PLEXUS VENTURES, INC., a Pennsylvania corporation.

                                  BACKGROUND

         A. Acquiror is engaged in the discovery and development of new pharmaceutical compounds. Acquiror's shares of common stock, $.0001 par value per share ("Acquiror Shares"), are quoted on the National Association of Securities Dealers, Inc. Automated Quotation System ("NASDAQ").

         B. The Company is engaged in the development of pharmaceuticals designed to modulate the immune system. The Company's technology platform (collectively, the "Technology") consists principally of certain data and know-how relating to, and rights to or ownership of: (i) the compound CBP-1011, an orally administered glucocorticoid analog that is in a Phase III clinical trial in the U.S. for the treatment of Idiopathic Thrombocytopenia Purpura; (ii) certain gene therapy approaches discovered by the Company, which are currently being collaboratively developed by the Company and GenVec Corp.; and (iii) the Fc receptor and certain other technologies discovered by Alan D. Schreiber, M.D.

         C. The purpose of this Agreement is to adopt hereby a plan of reorganization providing for the acquisition by Acquiror of all the properties, assets and business of the Company in exchange for cash and Acquiror Shares, effected pursuant to the merger provided for in this Agreement under which:

                  1.    Acquiror having organized a wholly owned subsidiary
                        under Delaware law ("Acquisition Subsidiary");
                  2.    Acquisition Subsidiary will merge with and into the
                        Company;
                  3. The holders of all of the shares of common stock of the Company, will, in exchange for their shares, receive cash, Acquiror Shares and certain future rights; and
                  4. Acquiror, as the sole Stockholder of Acquisition Subsidiary, will receive all of the shares of capital stock of the Company issued in, and outstanding immediately after, the merger.

                                     TERMS

         The parties, intending to be legally bound hereby, agree as follows:

1.        THE MERGER

         1.1.      The Merger.

                  Acquiror has caused Acquisition Subsidiary to be duly incorporated under Delaware law as a wholly owned subsidiary of Acquiror with such powers, licenses, franchises and charter and bylaw provisions as Acquiror may deem appropriate or as may be required by the applicable laws of Delaware for such corporation to perform validly the transactions provided herein to be performed by it. On or before the Closing Date (defined in Section 1.3), Acquisition Subsidiary and the Company will execute an agreement and plan of merger substantially in the form of Exhibit A hereto (the "Merger Agreement"), and on the Closing Date, Acquisition Subsidiary will be merged with and into the Company (the "Merger") in accordance with this Agreement and the Merger Agreement. (Acquisition Subsidiary and the Company are referred to collectively herein as the "Constituent Corporations.") The separate existence of Acquisition Subsidiary shall thereupon cease, and the Company will be the surviving corporation in the Merger (the "Surviving Corporation"). The corporate existence of the Company, with all its purposes, powers and objects, shall continue unaffected and unimpaired by the Merger, and as the Surviving Corporation it shall be governed by the laws of the State of Delaware and succeed to all of the rights, assets, liabilities and obligations of the Constituent Corporations in accordance with the General Corporation Law of the State of Delaware. The separate existence and corporate organization of Acquisition Subsidiary shall cease on the Closing Date and thereupon the Constituent Corporations shall be a single corporation, which shall be the Company. The name of the Surviving Corporation shall be CorBec Pharmaceuticals, Inc.

         1.2.      Effective Time of the Merger.

                  If all of the conditions of Sections 8 and 9 shall have been satisfied or waived as provided for herein, and this Agreement shall not have been terminated pursuant to Section 10, on the Closing Date, Acquiror will cause Acquisition Subsidiary to, and the Company will, take all action, including execution and delivery of the Merger Agreement and the filing and recording of a certificate of merger, as may be necessary to cause the Merger to become effective under Delaware law. The time when the Merger becomes effective is hereinafter referred to as the "Effective Time."

         1.3.      Closing.

                  The closing (the "Closing") of the Merger will be held at the Offices of Todtman, Nachamie, Hendler & Spizz, P.C. in New York, New York, at 10:00 A.M. on or before November 17, 1997 or at such other time or place as Acquiror and the Company shall agree in writing (the "Closing Date").

         1.4.      Conversion of The Company's Common Stock; Mechanics.

                  The outstanding shares of common stock of the Company will be converted in the Merger as follows:

                  (a)       Company Common Stock.

                            (i) Upon the Effective Time, all the shares of common stock of the Company issued and outstanding immediately prior to the Effective Time (the "Old Company Common Stock") will immediately, by virtue of the Merger and without any action on the part of the holders of such shares, be converted into the right to receive from the Surviving Corporation an aggregate of $750,000 in cash (subject to adjustment, as described in Section 1.4(a)(ii)) plus, subject to Section 1.4(c), an aggregate of 750,000 Acquiror Shares. These aggregate amounts of cash and Acquiror Shares will be distributed in respect of the shares of Old Company Common Stock outstanding at the Effective Time on a pro rata basis.

                            (ii) The cash portion of the consideration described above was determined based on the assumption that Company's cash balance on the Closing date would be at least equal to the "Residual Cash Amount," as defined below. If such cash balance is less than the Residual Cash Amount, then the aggregate amount of cash delivered with respect to canceled Old Company Common Stock pursuant to the previous paragraph shall be reduced by an amount equal to the difference between the Company's cash balance on the Closing Date and the Residual Cash Amount. The Company's president or chief financial officer will deliver a certificate to Acquiror at the Closing certifying as to such cash balance on hand. The "Residual Cash Amount" means $250,000 less all expenses incurred by the Company (with respect to which corresponding entries have been made in the Company's accounting records or for which documentary receipts are provided) in the ordinary course of business and consistent with Section 5.1 during the period from August 15, 1997 to the Closing Date.

                            (iii) All shares of Old Company Common Stock, by virtue of the Merger and without any action on the part of the holders thereof, shall, at the Effective Time, no longer be outstanding, but shall be canceled and retired and shall cease to exist. Each holder of record of Old Company Common Stock shall, after the Effective Time, cease to have any rights with respect to such Old Company Common Stock, except to receive cash and Acquiror Shares upon surrender to the Surviving Corporation of the certificate(s) representing such Old Company Common Stock and to receive the additional future consideration in respect of certain developmental and commercial milestones related to the Company's technology, as contemplated by Section 1.6.

                  (b) Delivery of Cash, Certificates and Cash in Respect of Fractional Shares. At the Closing, Acquiror will cause the Company, as the Surviving Corporation, to deliver to each holder of shares of Old Company Common Stock, upon surrender to such Surviving Corporation of one or more certificates representing such stock for cancellation, (i) the cash portion of the consideration into which such shares of Old Company Common Stock are converted in the Merger, and (ii) certificates representing the number of Acquiror Shares into which such shares of Old Company Common Stock are converted in the Merger pursuant to Section 1.4(a)(i), together with cash in lieu of fractional shares as provided in Section 1.4(c).

                  (c) No Fractional Shares. No certificates or scrip representing less than one Acquiror Share shall be issued upon the surrender for exchange of certificates representing shares of Old Company Common Stock. In lieu of any such fractional share, each holder of shares of Old Company Common Stock who would otherwise have been entitled to a fraction of an Acquiror Share upon surrender of certificates pursuant to Section 1.4(b) shall be entitled to receive from the Company an amount in cash (without interest), payable by check, rounded to the nearest cent, determined by multiplying (i) the fractional interest to which such holder would otherwise be entitled by
(ii) the average of the closing bid and asked prices for Acquiror Shares, as reported on NASDAQ, on the first day preceding the Closing Date for which such prices were reported.

                  (d) Closing of the Company's Transfer Books. At the Effective Time, the stock transfer books of the Company will be closed and no transfer of shares of Old Company Common Stock will thereafter be registered on the stock transfer books of the Surviving Corporation.

         1.5.      Conversion of Acquisition Subsidiary Stock.

                  At the Effective Time, each share of capital stock of Acquisition Subsidiary issued and outstanding immediately prior to the Effective Time shall, by virtue of the Merger and without any action on the part of the holder of such share, be converted into one share of common stock, par value $.01 per share, of the Surviving Corporation. Upon surrender to the Surviving Corporation of the certificate for any such shares of capital stock of Acquisition Subsidiary registered in its name, Acquiror shall receive a certificate for a like number of shares of common stock of the Surviving Corporation.

         1.6.      Additional Consideration.

                  (a) Milestone Payments. As additional consideration hereunder, Acquiror shall, upon the achievement of the milestones set forth below, and within the periods specified for payment opposite such milestones, make the cash payments and issue the Acquiror Shares to the holders of Old Company Common Stock immediately prior to the Effective Time (the "Payees"), as such payments and issuances are set forth opposite such milestones, respectively (each such payment and issuance to be effected only once). The cash and shares shall be distributed among the Payees pro rata based on their ownership of Old Company Common Stock immediately prior to the Effective Time:


---------------------------------------------------------------------------------------------------------------------
                  Milestone or Target                                     Consideration to be Paid
---------------------------------------------------------------------------------------------------------------------
Letter of approval from Food and Drug Administration        $500,000 and 180,000 shares within 30 days after receipt
("FDA") allowing for the commercial sale                    of such letter
of CBP-1011
---------------------------------------------------------------------------------------------------------------------
Acquiror net revenue from CBP-1011 equals or exceeds        80,000 shares within 30 days after completion of
$20,000,000 in any Acquiror fiscal year                     Acquiror's audited financial statements for the first
                                                            fiscal year in which such revenue level is achieved
---------------------------------------------------------------------------------------------------------------------
Acquiror net revenue from CBP-1011 equals or exceeds        $7,500,000 payable in five consecutive annual installments
$30,000,000 in any Acquiror fiscal year                     of $1,500,000 commencing 30 days after completion of
                                                            Acquiror's audited financial statements for the first
                                                            fiscal year in which such revenue level is achieved
---------------------------------------------------------------------------------------------------------------------
Acquiror net revenue from CBP-1011 equals or exceeds        180,000 shares within 30 days after completion of
$40,000,000 in any Acquiror fiscal year                     Acquiror's audited financial statements for the first
                                                            fiscal year in which such revenue level is achieved
---------------------------------------------------------------------------------------------------------------------
Introductory new drug application ("IND") filed for a       $500,000 and 30,000 shares within 30 days after such
compound based on the Technology and different from         filing
CBP-1011 ("Second Drug")
---------------------------------------------------------------------------------------------------------------------
Successful completion of Phase II clinical trials with      $80,000 within 30 days after delivery of definitive report
respect to Second Drug                                      from contract research organization confirming same
---------------------------------------------------------------------------------------------------------------------
New drug application filed with FDA with respect to         120,000 shares within 30 days after such filing
Second Drug
---------------------------------------------------------------------------------------------------------------------
Letter of approval from FDA allowing for the                $500,000 and 130,000 shares within 30 days after receipt
commercial sale of the Second Drug                          of such letter
---------------------------------------------------------------------------------------------------------------------
Acquiror net revenue from Second Drug equals or             $7,500,000 payable in five consecutive annual installments
exceeds $75,000,000 in any Acquiror fiscal year             of $1,500,000 commencing 30 days after completion of
                                                            Acquiror's audited financial statements for the first
                                                            fiscal year in which such revenue level is achieved

---------------------------------------------------------------------------------------------------------------------

                  For purposes of the foregoing table, "Acquiror net revenue" means the cash consideration received from the sale of the specified product, less qualifying costs directly attributable to such sale. Such qualifying costs shall consist of (i) discounts and allowances in amounts customary in the trade for quantity purchases, prompt payments and for wholesalers and distributors, (ii) credits or refunds for returns, (iii) prepaid outbound transportation expenses and transportation insurance premiums paid by Acquiror, and (iv) sales and use taxes and other fees imposed by governmental agencies paid by Acquiror. For purposes of the following table, "Acquiror fiscal year" means the 12-month period ending each June 30 (or such other date to which the fiscal year-end of Acquiror may be changed).

                  (b) Disbursement Agent. Rock Hill Ventures, Inc. a Pennsylvania corporation, wholly owned by Hal S. Broderson, M.D., and Charles
B. Hadley, is hereby designated as the disbursement agent for the Payees (the "Disbursement Agent"). Acquiror's obligations under Section 1.6(a) with respect to each cash payment and stock issuance shall be satisfied when it delivers to the Disbursement Agent checks payable to the respective Payees and stock certificates in the names of the respective Payees.

2.        REPRESENTATIONS, WARRANTIES AND COVENANTS BY THE COMPANY
          AND THE STOCKHOLDERS

         The Company and each of the Stockholders severally and not jointly represents, warrants and covenants as follows:

         2.1.      Organization and Qualification; Corporate Power.

                  The Company (i) is a corporation duly incorporated, validly existing and in good standing under the laws of the state of its incorporation set forth on the Schedule of Corporate Organization, (ii) is duly qualified as a foreign corporation and is in good standing in each of the jurisdictions stated therefor in the Schedule of Corporate Organization and (iii) has the corporate power, holds all "Permits" (defined in Section 2.12) necessary, and is in all material respects entitled, to carry on its business as now being conducted. Neither the location of the properties owned or leased by the Company nor the nature of its business makes necessary qualification by it to do business as a foreign corporation in any other jurisdiction, except for such jurisdictions in which the failure to be so qualified would not have a material adverse effect on the business, properties, financial condition or results of operations of the Company (a "Material Adverse Effect"). The copies (certified by the corporate secretary) of the Company's Articles (or Certificate) of Incorporation and bylaws which have been delivered to Acquiror are correct as at the date of this Agreement.

         2.2.      Capitalization.

                  (a) Current. The authorized, issued and outstanding shares of capital stock of the Company is as set forth in the Schedule of Corporate Organization. All such outstanding shares of capital stock have been duly authorized, are duly and validly issued and outstanding, are fully paid and non-assessable and have not been issued in violation of the preemptive rights (whether by statute or agreement) of any security holder of the Company. The Company holds no shares of capital stock in treasury. Except as set forth in the Schedule of Corporate Organization, there are not outstanding any options or rights to purchase or otherwise acquire from the Company, or any commitment of any character by the Company to issue, any shares of its capital stock or any securities or obligations convertible into or exchangeable for, or otherwise entitling any person to acquire from the Company, any shares of its capital stock.

                  (b) Conversion and Exercise Prior to Effective Time. Immediately prior to the Effective Time, all outstanding shares of convertible preferred stock of the Company shall have been converted into shares of common stock of the Company and all outstanding options to purchase common stock of the Company shall have been duly exercised and shares of Company common stock issued pursuant thereto (or to the extent any outstanding options shall not have been so exercised, they shall have been terminated immediately prior to the effective time), or all actions shall have been taken to effect such conversions, exercises, terminations and issuances concurrent with the Effective Time; provided, however, that no Stockholder is making any covenant on behalf of any other Stockholder that such other Stockholder will elect to convert its preferred stock. As a result, concurrent with the Effective Time (but before giving legal effect to the Merger), the authorized, issued and outstanding shares of capital stock of the Company shall (subject to the next sentence) consist solely of 2,513,461 shares of common stock, and there shall be outstanding no options or rights to purchase or otherwise acquire from the Company, or any commitment by the Company to issue, any shares of its capital stock or securities or obligations convertible into or exchangeable for, or otherwise entitling any person to acquire from the Company, any shares of its capital stock. At the Closing, the Company will deliver a certificate as to the number of shares of the Company's common stock so issued in respect of options and the total number of shares of common stock outstanding concurrent with the Effective Time (but before giving legal effect to the Merger). Concurrent with the Effective Time, after consummation of the transactions contemplated by this Section 2.2(b) (but before giving legal effect to the Merger), all outstanding shares of the Company's common stock will have been duly authorized, duly and validly issued and outstanding, will be fully paid and non-assessable, and will not have been issued in violation of the preemptive rights (whether by statute or agreement) of any security holder of the Company.

         2.3.      Subsidiaries.

                  The Company does not own any shares of capital stock or other equity interest in any corporation, partnership, association or other business entity.

         2.4.      Corporate Power as to this Agreement.

                  The Company has the corporate power to execute and deliver this Agreement, to perform its obligations hereunder and to consummate the transactions contemplated hereby.

         2.5.      Authorization and Validity of Agreements.

                  The execution and delivery of this Agreement by the Company and the consummation by it of the transactions contemplated hereby have been duly authorized by the Company's board of directors. On the Closing Date, the execution and delivery of this Agreement by the Company and the consummation by it of the transactions contemplated hereby shall have been duly authorized by all necessary and appropriate corporate action, including, without limitation, approval by a majority of holders of the Company's outstanding shares of capital stock. This Agreement has been duly executed and delivered by the Company and, assuming it constitutes a valid and binding obligation of Acquiror, constitutes a valid and binding obligation of the Company, enforceable against the Company in accordance with its terms. The Merger Agreement, when executed and delivered, shall have been duly executed and delivered by the Company and, assuming it constitutes a valid and binding obligation of Acquisition Subsidiary, the Merger Agreement will constitute a valid and binding obligation of the Company, enforceable against the Company in accordance with its terms.

         2.6. No Violation of Law or Default by Execution and Performance of this Agreement.

                  The execution, delivery and, subject to obtaining the consents and approvals referred to in the Schedule of Required Approvals and Consents, the performance of this Agreement by the Company will not violate any applicable Law (defined in Section 2.13) or constitute a default by the Company, or result in a right of acceleration, termination or similar right of any party (or will, but for the passage of time or the giving of notice, constitute a default by the Company or result in such a right of acceleration, termination or similar right of any party), under the Certificate of Incorporation or bylaws of the Company or under any contract, agreement, license or instrument to which it is a party.

         2.7.      Approvals and Consents.

                  Except as set forth on the Schedule of Required Approvals and Consents, no approval, consent or authorization of, or declaration or filing with, any governmental or judicial authority or any other person is required in connection with the execution and delivery of this Agreement by the Company or any of the Stockholders or the performance by the Company or any Stockholder of such person's obligations hereunder or the consummation by such person of the transactions contemplated hereby.

         2.8.      Financial Statements of the Company and its Subsidiaries.

                  The Company has delivered to Acquiror the following financial statements:

                  (a) Audited. The balance sheet of the Company as at December 31 of each of the years 1994, 1995 and 1996 and the statements of income and retained earnings (deficit) and cash flows of the Company for each of the years then ended, audited and reported upon (with an unqualified opinion, except that it may contain an explanatory paragraph regarding the Company's ability to continue as a going concern) by Arthur Andersen & Co., L.L.P. (the "Company's Auditors").

                  (b) Interim. The balance sheet of the Company as at June 30, 1997 and the statements of operations and cash flows for the six months then ended (the "Interim Financial Statement"). (Such June 30, 1997 balance sheet and such date are sometimes herein referred to, respectively, as the "Interim Balance Sheet" and the "Balance Sheet Date.")

                  (c) All such financial statements (collectively, the "Company's Financial Statements") fairly present the financial condition, assets and liabilities of the Company as at their respective dates and the results of its operations for such periods in conformity with generally accepted accounting principles, except that the Interim Financial Statements are subject to year-end adjustments, none of which individually or in the aggregate is material in amount or would have a Material Adverse Effect.

         2.9.      No Undisclosed Liabilities.

                  As at the Balance Sheet Date, the Company had no commitment, liability or obligation of any nature, whether due or to become due, absolute or contingent, including any liability for taxes or interest or penalties relating thereto in respect of or measured by its income for any period prior to the Balance Sheet Date, which, if known, would be required under generally accepted accounting principles to be reflected on the Interim Balance Sheet, except to the extent reflected or reserved against in the Interim Balance Sheet or as disclosed by this Agreement. The Company does not know, nor has it any reasonable ground to know of any basis for the assertion against the Company of any liability not fully reflected or reserved against in the Interim Balance Sheet, except for (i) liabilities arising since the Balance Sheet Date in the ordinary course of business and (ii) other liabilities disclosed in this Agreement.

         2.10.     No Material Changes.

                  Except as set forth on the Schedule of Material Changes, since the Balance Sheet Date there has not been:

                  (a) any change in the financial condition, assets, liabilities, business, properties or results of operations of the Company, except changes in the ordinary course of business, none of which individually or in the aggregate has had a Material Adverse Effect;

                  (b) any damage, destruction or loss of property of the Company (whether or not covered by insurance) involving in the aggregate an amount exceeding $10,000 or that otherwise has had a Material Adverse Effect;

                  (c) any declaration, setting aside or payment of a dividend or other distribution in respect of any shares of capital stock of the Company, or any direct or indirect redemption, purchase or other acquisition of any of such stock;

                  (d) except as set forth in the Schedule of Compensation (see
Section 2.20), any increase in the compensation payable or to become payable by the Company to any of its officers, employees, agents or consultants, or any bonus arrangement made with any such person, except any increase necessarily incurred by reason of any law or regulation affecting minimum wages payable to employees;

                  (e) any strike, lockout or any similar event or condition of any character involving employees of the Company materially adversely affecting the business, financial condition or results of operations of such corporation;

                  (f) a failure by the Company to maintain in full force and effect all policies of insurance in effect on the Balance Sheet Date, or any renewals or replacements thereof, or to give any notice or present any claim under any such policy when due;

                  (g) a sale or transfer by the Company of any of its assets or liabilities other than in the ordinary course of its business;

                  (h) any incurrence by the Company of any indebtedness for money borrowed;

                  (i) any mortgage, pledge, hypothecation or other encumbrance of any of the assets, tangible or intangible, of the Company;

                  (j) any agreement or arrangement to which the Company is a party granting to any person any right to purchase any of the assets of the Company other than in the ordinary course of business or as contemplated by this Agreement;

                  (k) any capital expenditure or commitment therefor by the Company in excess of $10,000 in any one case or $25,000 in the aggregate;

                  (l) any other material expenditure or any commitment by the Company other than in the ordinary course of its business;

                  (m) any other material transaction by the Company other than in the ordinary course of its business or any waiver of any substantial claim or right or termination of any material contract or commitment;

                  (n) any failure or refusal by the Company to pay any of its obligations, including obligations to vendors and persons providing goods or services to it; or

                  (o) any failure or refusal by the Company to make, in a timely manner, all filings and declarations with and notices to governmental authorities required to be made in connection with the conduct of its business.

         2.11. Tax Returns, Reports to Taxing Authorities, Audits and Tax Payments.

                  Except as otherwise set forth in the Schedule of Tax Matters, the Company has filed with the appropriate governmental agencies, domestic and foreign, all material tax returns and reports required to be filed by it. The Internal Revenue Service (the "IRS") has not audited the federal income tax returns of the Company. No waiver of statutes of limitation for federal income or other tax liability has been executed by the Company. The Company has not filed any consent or agreement under Section 341(f) of the Internal Revenue Code of 1986, as amended (the "Internal Revenue Code"). To the Company's knowledge, there are no proposed assessments of income or other taxes pending against the Company. All liabilities for taxes shown on federal, state and other tax returns filed by or on behalf of the Company, or arising by reason of any government review thereof, or otherwise due to be paid, have been paid or provided for in the Interim Balance Sheet, and all federal, state and other taxes for periods subsequent to the period covered by such returns up to the Balance Sheet Date have been paid or reflected and reserved against in full in the Interim Balance Sheet. All such returns have been prepared in accordance with all applicable laws and regulations and accurately reflect in all material respects the net taxable income or losses or other measure of taxation of any such corporation that are the subject of such returns. All contributions due from the Company pursuant to the unemployment insurance laws of any jurisdiction, all sales or use taxes that are due or payable by the Company, and all similar contributions and taxes due by the Company in any jurisdiction, have been paid or provided for in the Interim Balance Sheet. The Company has withheld from each payment to each of its employees, customers and others doing business with it the amount of all taxes (including but not limited to, federal income taxes, state and municipal income taxes, Federal Insurance Contribution Act contributions and all other employee taxes or contributions) legally required to be withheld therefrom and has paid the same to the proper tax receiving officer or governmental agency, except for such amounts withheld but not yet payable.

         2.12.     Permits and Licenses.

                  There is set forth on the Schedule of Permits a complete list of the permits, licenses and approvals issued or granted by any governmental authority, commercial enterprise or other person ("Permits") held by the Company, excluding licenses within the definition of "Intellectual Property" (defined in Section 2.22) and listed in the Schedule of Intellectual Property. The Schedule of Permits sets forth the expiration and/or renewal date for each of the Permits.

         2.13.     Compliance with Laws and Regulations.

                  The Company is not, nor has it been (by virtue of any action, omission, occurrence of any event, the existence of any circumstances or any contract to which it is a party), in violation of any law, ordinance, regulation, order, judgment or decree (collectively, "Law") or Permit.

         2.14.     Environmental Matters.

                  (a) Except as set forth on the Schedule of Environmental Matters, there has not existed or occurred on any property owned by the Company or on any premises leased by the Company (specifically, the actual space demised to the Company while such premises were leased by the Company)
(i) a condition which involves a material risk of damage to the environment or
(ii) the release, disposal, seepage or discharge of hazardous or toxic materials into the air, the ground, any river, lake, ocean or other body of water or into any system for the removal of sewage or other wastes from such property that involves a material risk of damage to the environment or that has resulted in a violation of the Comprehensive Environmental Response, Compensation and Liability Action of 1986, as amended, the Hazardous Materials Transportation Act, as amended, or any other law, or that otherwise may result in liability of the Company or any of the Subsidiaries, and no hazardous or toxic materials have been generated, produced, manufactured, refined, transported, treated, stored, handled, disposed of, transferred or processed on or from any such property in a manner which violates any such law or may otherwise result in liability of the Company.

                  (b) The Company has never owned any real property or leased any premises (referring specifically to the actual space demised to the Company while such premises were leased by the Company) (i) on which was located any underground storage tanks or (ii) on or from which any hazardous or toxic materials were generated, produced, manufactured, refined, transported, treated, stored, handled, disposed of, transferred or processed.

         2.15.     Properties.

                  Set forth in the Schedule of Real Property is a correct summary description of all real properties owned by or leased to the Company.

         2.16.     Marketable Title to Assets.

                  The Company has good and marketable title to all its properties and assets, including those reflected in the Interim Balance Sheet (except as since disposed of in the ordinary course of business), and, except as set forth in the Schedule of Mortgages, Liens and Other Encumbrances, such properties and assets are subject to no mortgage, pledge, lien, restriction, claim, security interest or other encumbrance (collectively, "Lien").

         2.17.     Material Contracts.

                  Except as set forth in the Schedule of Material Contracts, the Company has no oral or written (i) employment, severance or collective bargaining agreement with or relating to any employee, (ii) consulting, brokerage or agency agreement, (iii) agreement or arrangement with any officer or director, (iv) agreement, plan or arrangement providing for any bonus, stock option, stock ownership, stock purchase, stock appreciation right, pension or retirement benefit, vacation, insurance or other employee benefit;
(v) agreement, contract, indenture or other instrument relating to the borrowing of money or the guarantee of any obligation for the borrowing of money or to the grant of any mortgage, lien, security interest or other encumbrance in or on any of its property, (vi) lease of or contract for installment or other deferred purchase or sale of any real or personal property, (vii) license of any patent, copyright, trademark, service mark, trade secret, proprietary right or other intellectual property (which licenses may be disclosed on the Schedule of Material Contracts by cross-reference to the Schedule of Intellectual Property), (viii) agreement for the future purchase or delivery of goods or rendition of service or (ix) other contract, arrangement or commitment which does or may have a material effect on the business, assets, condition or results of operations of the Company. True copies of all written, and complete summaries of all oral, agreements, arrangements, plans and other things referred to in the Schedule of Material Contracts (the "Material Contracts") have been delivered to Acquiror. The Company is not a party to or bound by any presently existing agreement or other arrangement which has had, or to its "Knowledge" (defined in Section 11.2) may have, a Material Adverse Effect. No event has occurred which constitutes a default or results in a right of acceleration or any similar right by any party (or would, but for the passage of time or the giving of notice, constitute a default or result in such a right) under any Material Contract.

         2.18.     Litigation.

                  Except as set forth in the Schedule of Litigation, there is no litigation, proceeding or investigation pending or, to the Knowledge of the Company, threatened against or affecting the Company or any property of the Company, whether or not fully covered by insurance.

         2.19.     Insurance.

                  Set forth in the Schedule of Insurance is a complete list of all insurance policies (including without limitation fire, casualty, liability, worker's compensation, product liability, directors' and officers' and errors and omissions) currently held by the Company and any claims pending by any such corporation under each such policy. True copies of each such insurance policy have been delivered to Acquiror. All premiums due have been paid and all such policies are in full force and effect.

         2.20.     Compensation.

                  Set forth in the Schedule of Compensation are the names of all persons who received compensation from the Company during calendar year 1997 and the full amount paid to each such person for services rendered in calendar year 1997. To the extent further amounts are or will be payable to any such persons in calendar 1997, such amounts will not be substantially disproportionate, on an annualized basis, with the amounts shown on such schedule except for fees paid in connection with matters related to the Merger.

         2.21.     Banking Arrangements.

                  Set forth in the Schedule of Banking Arrangements is a correct statement of each bank or other financial institution in which the Company has a deposit account, credit facility or safe-deposit box and the names of all persons authorized to draw thereon or to have access thereto.

         2.22.     Patents, Trademarks, Licenses.

                  Set forth in the Schedule of Intellectual Property is a correct list and summary description of all (i) patents and patent applications, (ii) trademarks (whether or not registered) and applications to register the same, (iii) service marks (whether or not registered) and applications to register the same, (iv) trade names, (v) copyrights (whether or not registered) and applications to register the same, (vi) know-how relating to research and development of chemical compounds, (vii) trade secrets and (viii) licenses (relating to patents, trademarks, service marks, trade names, copyrights, know how, trade secrets or other intellectual property) presently owned, held or used by the Company (collectively, "Intellectual Property"). Except as described in the Schedule of Intellectual Property, all Intellectual Property listed therein is owned by the Company free and clear of all Liens and is not known to be the subject of any challenge. Except as described in the Schedule of Intellectual Property, there are no unresolved claims made and there has not been communicated to the Company the threat of any claim that the holder of such Intellectual Property is in violation or infringement of any patent, trademark, service mark, tradename or other right of any other person. The Company is the owner of (and as such has rights to the unrestricted use of ), or has a valid license to use, the patents, licenses, tradenames, trademarks, service marks, copyrights, know-how, formulae and other proprietary and trade rights necessary for the conduct of the business of the Company as now conducted, without any known conflict with the rights of others. The Company has not knowingly forfeited or otherwise relinquished any such patent, license, tradename, trademark, service mark, copyright, know-how, formula or other proprietary right necessary for the conduct of the business of the Company as currently conducted.

         2.23.     Intangible Assets.

                  Set forth in the Schedule of Intellectual Property is a correct list and summary description of all intangible personal property rights (other than the Intellectual Property) owned or held by the Company having an acquisition cost or value on the Company's books as of June 30, 1997 of at least $25,000 or otherwise being material to the conduct of the business of the Company (e.g., software, software systems, data bases and other information systems employed in the discovery and development of pharmaceutical compounds).

         2.24.     Absence of Creditors' Arrangements and Bankruptcies.

                  The Company has no arrangement with creditors not made in the ordinary course of business, nor has any involuntary or voluntary petition in bankruptcy been filed by any "Person" (defined in Section 11.3) against the Company.

         2.25.     Employee Benefit Plans.

                  The Company is not a member of a controlled group, group of commonly controlled trades or businesses or affiliated service group within the meaning of Section 414(b), (c) or (m) of the Internal Revenue Code). The Company has never maintained any employee benefit plan other than its "Equity Incentive Plan," pursuant to which stock options have been granted only to certain employees and consultants.

                  The Company does not now maintain and has never maintained any employee benefit plan subject to compliance with the Employee Retirement Income Security Act of 1974, as amended ("ERISA"), the Internal Revenue Code or any rules and regulations of the IRS, the United States Department of Labor and the Pension Benefit Guaranty Corporation.

                  The Company has never been a contributing employer to a "multiemployer pension plan" within the meaning of Section 4001(a) of ERISA.

                  The Company has no obligation to bear the cost of providing benefits under any "employee welfare plan" (as defined in Section 3(1) of ERISA) on behalf of any person subsequent to the termination of their employment with the Company.

         2.26.     Labor Contracts and Relations.

                  Except as set forth on the Schedule of Labor Contracts and Relations, neither the Company nor any of the Subsidiaries is or has been (a) a party to any contract or arrangement with a labor union or any local or subdivision thereof, (b) charged with any unresolved unfair labor practices or other violations of laws relating to employment practices or (c) to the Knowledge of the Company had any union organizing activities among any employees of the Company. Except as stated on such Schedule, to the Knowledge of the Company, the Company has not taken any action or failed to take any action which would provide a reasonable basis for any claim of any such unfair labor practice or other violation. The Company has complied with all laws and regulations relating to the employment of labor applicable to it, including any provisions thereof relating to wages, hours, collective bargaining and the payment of social security and similar taxes and the Company is not liable for any arrears in wages or any taxes or penalties for failure to comply with the foregoing.

         2.27.     No Change in Contractual Relations.

                  The Company has no reason to Know that any Person who is a party to a Material Contract intends to or may breach, terminate or not renew such Material Contract, whether before or after Closing.

         2.28.     Minute Books, Stock Records, Officers, Directors.

                  The Company has made available for inspection by Acquiror the minute book and stock books of the Company, which contain all of each such corporation's minutes and stock records. Such minute book contains minutes of all meetings of the board of directors and the stockholders of the Company, and such minutes reflect all actions taken at such meetings and contain references to all material matters discussed at such meetings. The Schedule of Officers and Directors sets forth a complete list of all the current officers and directors of the Company.

         2.29.     Brokers.

                  Neither the Company nor any of the Stockholders has made any agreement or taken any action which may cause anyone to become entitled to a commission as a result of the transactions contemplated by this Agreement; provided that each Stockholder makes this representation and warranty only with respect to the Company and itself.

         2.30.     Full Disclosure.

                  (a) The Company, solely with respect to itself, represents and warrants that no representation or warranty by the Company contained in this Section 2 and no statement contained in any certificate furnished or to be furnished pursuant hereto to Acquiror by or on behalf of the Company at or before the Closing contains or will contain any untrue statement of a material fact, or, subject to the disclaimer set forth in Schedule 2.30, omits or at the Closing will omit to state a material fact necessary to provide Acquiror with material information as to the Company and its affairs.

                  (b) Each Stockholder, severally and solely with respect to itself, represents and warrants that no representation or warranty by such Stockholder contained in this Section 2 (and in Section 3) and no statement contained in any certificate furnished or to be furnished pursuant hereto to Acquiror by or on behalf of such Stockholder at or before the Closing contains or will contain any untrue statement of a material fact, or, subject to the disclaimer set forth in Schedule 2.30, omits or at the Closing will omit to state a material fact necessary to provide Acquiror with material information as to the Company and its affairs.

3.        REPRESENTATIONS, WARRANTIES AND COVENANTS OF THE STOCKHOLDERS

         Each Stockholder severally and not jointly represents, warrants and covenants as to itself as follows:

         3.1.      Organization.

                  Such Stockholder is a limited partnership (except for Plexus Ventures, Inc., which is a corporation), duly organized, validly existing and in good standing under the laws of the state of its organization.

         3.2.      Power as to this Agreement.

                  Such Stockholder has the requisite power to execute and deliver this Agreement, to perform its obligations hereunder and to consummate the transactions contemplated hereby.

         3.3.      Authorization and Validity of Agreement.

                  The execution and delivery of this Agreement by such Stockholder and the consummation by it of the transactions contemplated hereby have been duly authorized by all necessary partnership (or corporate, as the case may be) action and, assuming this Agreement is a valid and binding obligation of Acquiror, this Agreement constitutes the valid and binding obligation of such Stockholder, enforceable against it in accordance with its terms.

         3.4. No Violation of Law or Default by Execution and Performance of this Agreement.

                  The execution, delivery and performance of this Agreement by such Stockholder will not violate any applicable Law or constitute a default by such Stockholder, or result in the right of acceleration, termination or similar right of any party (or will, but for the passage of time or the giving of notice, constitute a default by such Stockholder or result in such a right of acceleration, termination or similar right of any party), under the organic or governing documents of such Stockholder or under any contract, agreement or instrument to which it is a party.

         3.5.      Approvals and Consents.

                  Except as set forth in the Schedule of Required Approvals and Consents, no approval, consent or authorization of, or declaration of filing with, any governmental or judicial authority or any other person is required in connection with the execution and delivery of this Agreement by such Stockholder or the performance by such Stockholder of its obligations hereunder or the consummation by such Stockholder of the transactions contemplated hereby.

4.        REPRESENTATIONS, WARRANTIES AND COVENANTS OF ACQUIROR

         Acquiror represents, warrants and covenants that:

         4.1.      Organization and Qualification; Corporate Power.

                  Acquiror (i) is a corporation duly incorporated, validly existing and in good standing under the laws of the State of New York and (ii) has the corporate power, holds all Permits necessary, and is in all material respects entitled, to carry on its business as now being conducted. Acquiror is qualified to do business as a foreign corporation in all jurisdictions in which the locations of the properties owned or leased by it or the nature of its business makes necessary such qualification, except for such jurisdictions in which the failure to be so qualified would not have a material adverse effect on the business, properties, financial condition or results of operations of Acquiror (an "Acquiror Material Adverse Effect"). The copies (certified by the corporate secretary) of the Company's Articles (or Certificate) of Incorporation and bylaws which have been delivered to Acquiror are correct as at the date of this Agreement.

         4.2.      Capitalization.

                  On the Closing Date, Acquiror will have the duly authorized and outstanding capitalization set forth under the caption "Capitalization" in Acquiror's confidential private placement memorandum dated October 27 1997, copies of which have been provided to the Company (the "PPM"). Other than as described or referred to in the PPM, there are not outstanding any options or rights to purchase or otherwise acquire from Acquiror, or any commitment of any character of Acquiror to issue, any shares of its capital stock or any securities or obligations convertible into or exchangeable for, or otherwise entitling any person to acquire from Acquiror, any shares of its capital stock. The currently outstanding shares of Acquiror's capital stock have been duly authorized and are validly issued, fully paid and non-assessable and have not been issued in violation of the preemptive rights (whether by statute or agreement) of any security holder of Acquiror. At the Closing, the Acquiror Shares issued in the Merger, and upon issuance thereof, the Acquiror Shares issued pursuant to Section 1.6, will have been duly authorized, validly issued and outstanding and will be fully paid and non-assessable and will not have been issued in violation of the preemptive rights (whether by statute or agreement) or any security holder of Acquiror.

         4.3.      Corporate Power as to this Agreement.

                  Acquiror has the corporate power to execute and deliver this Agreement, to perform its obligations hereunder and to consummate the transactions contemplated hereby. Acquisition Subsidiary will have the corporate power to execute and deliver the Merger Agreement, to perform its obligations thereunder and to consummate the transactions contemplated thereby.

         4.4.      Authorization and Validity of Agreements.

                  The execution and delivery of this Agreement by Acquiror and the consummation by it of the transactions contemplated hereby have been duly authorized by all necessary or appropriate corporate action. This Agreement has been duly executed and delivered by Acquiror and, assuming it constitutes a valid and binding obligation of the Company and the Stockholders, constitutes a valid and binding obligation of Acquiror, enforceable against Acquiror in accordance with its terms. The Merger Agreement, when executed and delivered, shall have been duly executed and delivered by Acquisition Subsidiary and, assuming it constitutes a valid and binding obligation of the Company, the Merger Agreement will constitute a valid and binding obligation of Acquisition Subsidiary, enforceable against it in accordance with its terms.

         4.5. No Violation of Law or Default by Execution and Performance of this Agreement.

                  The execution, delivery and, subject to (i) "Pending Securities Compliance" (defined below), (ii) obtaining the consent of Acquiror's stockholders to all proposals presented for stockholder consideration at Acquiror's pending special meeting of stockholders scheduled to occur in October 1997 (the "Special Meeting") and (iii) obtaining the consents and approvals referred to in the Schedule of Required Approvals and Consents, the performance of this Agreement by Acquiror will not violate any applicable Law or constitute a default by Acquiror or result in a right of acceleration, termination or similar right of any party (or will, but for the passage of time or the giving of notice, constitute a default by Acquiror or result in such a right of acceleration, termination or similar right of any party) under the Articles of Incorporation or bylaws of Acquiror or under any contract, agreement, license or instrument to which it is a party. "Pending Securities Compliance" means effecting the inclusion on NASDAQ for quotation of the Acquiror Shares to be delivered hereunder, satisfying the conditions for an exemption from registration of such shares under the Securities Act of 1933, as amended (the "Securities Act"), and qualifying such shares under applicable state Blue Sky laws.

         4.6.      Approvals and Consents.

                  Except for the Pending Securities Compliance, the consent of Acquiror's stockholders as described in Section 4.5 and as otherwise set forth on the Schedule of Required Approvals and Consents, no approval, consent or authorization of, or declaration or filing with, any governmental or judicial authority or any other person is required in connection with the execution and delivery of this Agreement by Acquiror or the performance by Acquiror of its obligations hereunder or the consummation by Acquiror of the transactions contemplated hereby.

         4.7.      Financial Statements.

                  Acquiror's balance sheet as at June 30, 1997 and its statements of operations, statements of changes in stockholders' equity and statements of cash flows for the years ended June 30, 1997 and 1996, which are included in Acquiror's proxy statement related to the Special Meeting filed with the U.S. Securities and Exchange Commission ("SEC") fairly present the financial condition of Acquiror as at June 30, 1997 and the results of its operations, changes in stockholders' equity and cash flows for the respective periods ended on such dates in conformity with generally accepted accounting principles.

         4.8.      No Undisclosed Liabilities.

                  As at June 30, 1997, Acquiror had no material commitment, liability or obligation of any nature, whether due or to become due, absolute or contingent, including any liability for taxes or interest or penalties relating thereto in respect of or measured by the income of Acquiror for any period prior to such date, which, if known, would be required under generally accepted accounting principles to be reflected in such balance sheet, except to the extent reflected or reserved against in the balance sheet dated such date referred to in Section 4.7 or as described or referred to in the PPM or this Agreement. Acquiror does not know or have any reasonable ground to know of any basis for the assertion against Acquiror of any liability not fully reflected or reserved against in such balance sheets, except for (i) liabilities arising since the date thereof in the ordinary course of business and (ii) other liabilities described or referred to in the PPM or this Agreement. The date June 30, 1997 and the Acquiror balance sheet referred to above are referred to herein, respectively, as the "Acquiror Balance Sheet Date" and the "Acquiror Balance Sheet."

         4.9.      No Material Changes.

                  Except as set forth on the Schedule of Material Changes or as otherwise described or referred to in the PPM, since the Acquiror Balance Sheet Date, there has not been:

                  (a) any change in the financial condition, assets, liabilities, business, properties or results of operations of Acquiror, except changes in the ordinary course of business, none of which individually or in the aggregate has had an Acquiror Material Adverse Effect;

                  (b) any declaration, setting aside or payment of a dividend or other distribution in respect of any shares of capital stock of Acquiror, or any direct or indirect redemption, purchase or other acquisition of any of such stock;

                  (c) any strike, lockout or any similar event or condition of any character involving employees of Acquiror materially adversely affecting the business, financial condition or results of operations of such corporation;

                  (d) a failure by Acquiror to maintain in full force and effect all policies of insurance in effect on the Acquiror Balance Sheet Date, or any renewals or replacements thereof, or to give any notice or present any claim under any such policy when due;

                  (e) a sale or transfer by Acquiror of any of its assets or liabilities other than in the ordinary course of its business;

                  (f) any agreement or arrangement to which Acquiror is a party granting to any person any right to purchase any of the assets of Acquiror other than in the ordinary course of business; or

                  (g) any failure or refusal by Acquiror to make, in a timely manner, all filings and declarations with and notices to governmental authorities required to be made in connection with the conduct of its business.

         4.10. Tax Returns, Reports to Taxing Authorities, Audits and Tax Payments.

                  Except as otherwise set forth in the Schedule of Tax Matters or as described or referred to in the PPM, Acquiror has filed with the appropriate governmental agencies, domestic and foreign, all material tax returns and reports required to be filed by it. The IRS has not audited the federal income tax returns of Acquiror. All liabilities for taxes shown on federal, state and other tax returns filed by or on behalf of Acquiror, or arising by reason of any government review thereof, or otherwise due to be paid, have been paid or provided for in the Acquiror Balance Sheet, and all federal, state and other taxes for periods subsequent to the period covered by such returns up to the Acquiror Balance Sheet Date have been paid or reflected and reserved against in full in such balance sheet.

         4.11.     Litigation.

                  Except as set forth in the Schedule of Litigation or described or referred to in the PPM, there is no litigation, proceeding or investigation pending or, to the Knowledge of Acquiror, threatened against or affecting any property of Acquiror, whether or not fully covered by insurance.

         4.12.     Brokers.

                  Except as described or referred to in the PPM, Acquiror has not made any agreement or taken any action which may cause anyone to become entitled to a commission as a result of the transactions contemplated by this Agreement.

         4.13.     Proprietary Rights.

                  Except as described or referred to in the PPM, Acquiror owns, has acquired or will acquire on or before the Closing Date, adequate and enforceable rights to use all patents, patent applications, trademarks, service marks, copyrights, trade secrets, processes, mask works, inventions, formulations, technology or know-how, or other intangible property or assets used or proposed to be used in the conduct of its business (other than that portion of such business consisting of the operations of the Surviving Corporation after the Merger) as described or contemplated by the PPM (the "Proprietary Rights"), except where the failure to own or utilize any of such rights would not have a material adverse effect on the business, property or financial condition of Acquiror. Except as described or referred to in the PPM, all licenses and rights to such Proprietary Rights, which are necessary for the conduct of Acquiror's business as presently conducted, or as proposed to be conducted, are enforceable, or will be enforceable by Acquiror on or prior to the Closing, pursuant to certain licensing arrangements. Except as set forth in the PPM, no adverse claim of ownership has been asserted or, to the best of Acquiror's knowledge, threatened against Acquiror, with respect to the subject matter claimed therein. Except as described or referred to in the PPM, (i) to Acquiror's knowledge, Acquiror has not infringed or misappropriated nor is it currently infringing or misappropriating the Proprietary Rights of others and (ii) Acquiror has not received notice of any infringement, misappropriation or violation by Acquiror, with respect to asserted Proprietary Rights of others.

5.        ADDITIONAL COVENANTS

         5.1.      Conduct of Business by the Company Pending Closing.

                  From and after the date hereof to and including the Closing Date, except as contemplated by this Agreement or as Acquiror may otherwise agree in writing, the Company will (and the Stockholders will use their reasonable best efforts to cause the Company to) comply with the following (provided that this Section 5.1 is not intended to impose any obligation on the Stockholders to provide any additional funding to the Company):

                  (a) Ordinary Course. Maintain its corporate existence, pay and discharge all debts, liabilities and obligations as they become due (subject to Section 5.1(l)), conduct its business only in the ordinary course, consistent with past practices and policies and the provisions of this Agreement and in compliance in all material respects with all applicable Law, Permits and Material Contracts, and not make any material change in the nature or manner of conducting the business conducted by it.

                  (b) Development of Technology. Continue to diligently pursue the development of the Technology in accordance with the Company's current plans (as described to Acquiror), including, but not limited to: (i) continued funding of the development efforts in the laboratory of Alan D. Schreiber, M.D.; (ii) continued payments to the Company's consultants, (subject to the other provisions of this Section 5.1); and (iii) continuation of the U.S. Phase III clinical trial of CBP-1011.

                  (c) Facilities. Maintain its facilities and assets in the same state of repair, order and condition as they were on the date hereof, reasonable wear and tear excepted.

                  (d) Preserve Business and Organization. Use its reasonable efforts to preserve its organization intact, to keep available to Acquiror the services of its present officers and employees and to preserve for the benefit of Acquiror the goodwill of its customers, suppliers and others having business relations with it.

                  (e) Notice of Proceedings. Promptly advise Acquiror in writing of the threat or commencement against the Company of any dispute, claim, action, suit, proceeding, arbitration or investigation that could have a Material Adverse Effect or that challenges, or may affect the validity of, this Agreement or the Merger Agreement or any action taken or to be taken in connection with this Agreement or the Merger Agreement or the ability of any party hereto to consummate the transactions contemplated herein or therein.

                  (f) Notice of Breach. Promptly advise Acquiror in writing of any event or the existence of any fact that makes untrue or breaches, or will make untrue or cause to be breached as of the Closing, any representation or warranty of the Company or any Stockholder set forth in this Agreement.

                  (g) Charter and Bylaws. Not adopt any amendment to its Certificate or Articles of Incorporation or its bylaws except as provided for in the Merger Agreement.

                  (h) Capitalization. Not make any change to its authorized, issued or outstanding shares of capital stock or issue any rights or options to acquire shares of its capital stock, except as contemplated in Sections 2.2(b) and 8.9(a).

                  (i) Dividends. Not declare or pay any dividend or other distribution or payment in respect of its capital stock or make any payment to redeem, purchase or otherwise acquire any shares of its capital stock, except as contemplated in Sections 2.2(b) or 8.9(a).

                  (j) Transfer of Assets. Not transfer, grant any license with respect to, or otherwise dispose of any of its assets constituting the Technology under any circumstances, and not engage in any such action with respect to any other assets other than in the ordinary course of business or as permitted by Section 5.1(k).

                  (k) Capital Expenditures and Dispositions. Not purchase, lease or otherwise acquire or transfer, lease or otherwise dispose of any item of real or personal property other than in the ordinary course of business, except for purchases and dispositions of a value not exceeding $10,000 in any case or $25,000 in the aggregate.

                  (l) Payment of Liabilities. Not pay, discharge or satisfy any liability or obligation other than in the ordinary course of business, consistent with past practices.

                  (m) Liens. Except for the encumbrances disclosed in the Schedule of Mortgages, Liens and Encumbrances, not permit any of its assets to be or become subject to any mortgage, lien, security interest or other encumbrance, except with respect to assets not constituting the Technology and arising in the ordinary course of business.

                  (n) Employee Benefits. Not enter into any new employee benefit or welfare plan or arrangement nor make any material modification to any such existing plans or arrangements, except necessary and appropriate amendments to the Company's Equity Incentive Plan and any existing stock option agreement in order to accommodate the issuance of shares of the Company's common stock in respect of non-exercisable options or to terminate outstanding options as permitted by such plan, as contemplated by Section 2.2(b).

                  (o) Compensation. Not increase the compensation payable or to become payable to any director, officer, employee or consultant, except in the ordinary course of business, as it is consistent with past practices.

                  (p) Banking Arrangements. Not make any change in any of the banking and safe deposit arrangements referred to in Section 2.21.

                  (q) Waiver or Termination. Not waive any substantial claim or right or terminate any existing material contract or commitment (except as specifically provided for in this Agreement).

                  (r) Default. Not do or omit to do any act nor permit any event to occur or condition to exist that will result in or cause a breach of any material contract, lease or other commitment of the Company the breach of which would have a Material Adverse Effect.

                  (s) Compliance with Laws. Use its best efforts to comply with all Law.

                  (t) Representations, Warranties and Covenants Hereunder. Not take any action (regardless of whether such action might otherwise be permitted under this Section 5.1), or (through inaction) permit to occur any event that would result in the inaccuracy or breach at Closing of any of the representations, warranties or covenants of the Company or the Stockholders set forth in Section 2 or 3.

                  (u) Commitments. Not (i) enter into any commitment to do any act which would violate any provision of this Section 5.1 or (ii) enter into any contract or commitment the performance of which may extend beyond the Closing, except those made in the ordinary course of business the terms of which are consistent with its past practice and reasonable in light of current conditions.

         5.2.      Conduct of Business by Acquiror Pending Closing.

                  From and after the date hereof to and including the Closing Date, except as contemplated by this Agreement or as described or referred to in the PPM or as the Company may otherwise agree in writing, Acquiror will comply with the following:

                  (a) General. Maintain its corporate existence, pay and discharge all debts, liabilities and obligations as they become due, conduct its business only in the ordinary course, consistent with past practices and policies and the provisions of this Agreement and in compliance in all material respects with all applicable Law, Permits and Material Contracts, and not make any material change in the nature or manner of conducting the business conducted by it.

                  (b) Notice of Proceedings. Promptly advise the Company in writing of the threat or commencement against Acquiror of any dispute, claim, action, suit, proceeding, arbitration or investigation that could have an Acquiror Material Adverse Effect or that challenges, or may affect the validity of, this Agreement or the Merger Agreement or any action taken or to be taken in connection with this Agreement or the Merger Agreement or the ability of any party hereto to consummate the transactions contemplated herein or therein.

                  (c) Notice of Breach. Promptly advise the Company in writing of any event or the existence of any fact that makes untrue or breaches, or will make untrue or cause to be breached as of the Closing, any representation or warranty of Acquiror set forth in this Agreement.

         5.3.      Reasonable Access to Information and Documents.

                  Each of the Company and Acquiror will give to the other and the other's counsel, accountants and other representatives full access during normal business hours to all its properties, books, contracts, commitments and records and will furnish to the other all such documents and copies of documents (certified if requested) and information with respect to its affairs as the other may reasonably request.

         5.4.      Best Efforts.

                  Subject to the terms and conditions of this Agreement, each of the Company, the Stockholders and Acquiror will use its best efforts to take, or cause to be taken, all actions that are necessary or desirable under applicable Law to consummate and make effective the transactions contemplated by this Agreement, including, without limitation, using best efforts to obtain promptly all necessary waivers, consents, licenses and approvals, effecting all necessary registrations and filings and satisfying the conditions set forth in Sections 8 and 9.

         5.5.      Discussions by the Company with Other Parties.

                  In all discussions or presentations by the Company with potential partners or acquirors pending the Closing (which discussions and presentations are not prohibited), the Company will inform the other parties of its intention to be acquired by Acquiror as contemplated in this Agreement. The Company shall not enter into any agreements with such parties unless the terms thereof shall have been approved in writing by Acquiror, and the Company will inform such parties of Acquiror's right of prior approval.

         5.6.      Development of Technology by Acquiror.

                  After the Closing, the Surviving Corporation (or any successor thereof that is an Affiliate of Acquiror) will, and Acquiror will cause such corporation to, exercise reasonably diligent efforts to pursue development of the Technology in a businesslike fashion. Specifically, Acquiror will exercise reasonable efforts to cause, to the extent practicable, the Surviving Corporation to complete the pending Phase III clinical trials with respect to 100 patients in the United States related to CBP-1011, and will reserve and apply up to at least $1 million of the proceeds from the private financing pursuant to the PPM (the "Private Placement") to the completion of such clinical trials.

         5.7.      Reimbursement for Additional Contributions.

                  At the Closing, Acquiror will reimburse the Stockholders on a pro rata basis (or non-pro rata if so instructed by the Stockholders) in an amount equal to any new cash contributions to the Company by the Stockholders after the date of this Agreement and prior to the Closing Date made for the purpose of funding the Company's operations in the ordinary course of business and consistent with Section 5.1.

         5.8.      Approval by the Company's Stockholders.

                  At the earliest practicable date following the date hereof, the Company will submit to this Agreement, the Merger Agreement, the Merger and related matters for stockholder approval (either at a special meeting or by written consent in lieu thereof ), which approval will be recommended by the Company's board of directors and management, subject to the fiduciary obligations of its directors and officers. The Stockholders hereby agree to cast in favor of approval of this Agreement, the Merger Agreement, the Merger and related matters all votes they are entitled to cast by virtue of the securities of the Company held by them, and the Stockholders hereby agree to use their reasonable best efforts to cause the Company's Board of Directors to approve and recommend approval of, such matters.

6.        INDEMNIFICATION AND REMEDIES

         6.1.      Definition of "Representations and Warranties."

                  The "Representations and Warranties" of the Company and each Stockholder means all of the representations and warranties of any such Person set forth in Sections 2, 3 and 7, the statements made in the Schedules referred to in Sections 2 and 3, and the statements set forth in any certificate referred to in Sections 2.2(b) or 8. The "Representations and Warranties" of Acquiror means all of the representations and warranties set forth in Section 4, the statements made in the Schedules referred to in
Section 4, and the statements set forth in any certificate referred to in
Section 9.

         6.2. Survival of Representations, Warranties and Covenants; Right to Indemnification Not Affected by Knowledge.

                  Subject to Section 6.7(c), all Representations and Warranties of the respective parties, and all covenants of the parties set forth in this Agreement, will survive the closing. The right of a party hereto to indemnification pursuant hereto will not be affected by any investigation conducted, or any Knowledge acquired (or capable of being acquired) at any time, whether before or after the date of the execution and delivery of this Agreement or the Closing Date, with respect to the accuracy of or compliance with any representation, warranty or covenant hereunder. The waiver by a party hereto of any condition based on the accuracy of any representation or warranty, or on the performance of or compliance with any covenant or condition, will not affect the right of such party to indemnification pursuant hereto by reason of such breach of representation, warranty or covenant, except to the extent expressly set forth in a writing executed by such party.

         6.3.      Exclusive Remedies.

                  The rights and obligations with respect to indemnification set forth in this Section will be the exclusive rights and obligations of the respective parties hereto with respect to the Representations and Warranties of such parties, and a claim for indemnification pursuant to this Section shall be the exclusive remedy for any breach of any such Representation and Warranty. In addition, the respective obligations of the parties hereto under this Agreement, and the agreements to be executed pursuant hereto (the "Closing Agreements") to fulfill their respective covenants and obligations set forth herein or therein will be the exclusive obligations of the parties hereto with respect to the business or ownership of the Company, the business of Acquiror, the Acquiror Shares, the events giving rise to this Agreement and the transactions provided for in or contemplated by this Agreement or any of the Closing Agreements. Without limiting the generality or effect of the foregoing, as a material inducement to each of the other parties entering into this Agreement, each of the Company, the Stockholders and Acquiror hereby waives (as of the date hereof and the Closing Date) any claim or cause of action that it might be entitled to assert (including, without limitation, any claim or cause of action for fraud, misrepresentation or other cause under the common law or any securities, trade regulation, environmental or other law) by reason of this Agreement, the events giving rise to this Agreement and the transactions provided for or contemplated by this Agreement or any of the Closing Agreements, except for claims or causes of action that may be made or brought under this Agreement or any of the Closing Agreements to enforce the covenants and obligations of the respective parties set forth herein or therein.

         6.4.      Indemnification by the Stockholders.

                  The Stockholders, severally and not jointly, will indemnify and hold each of Acquiror and the Surviving Corporation harmless from and against any damage (including without limitation incidental and consequential damages), deficiency, cost, expense or diminution of value, whether or not involving a third-party claim (a "Loss") resulting from (i) the breach of any Representation or Warranty of the Company or any of the Stockholders or any failure to perform any covenant or obligation of the Company or any of the Stockholders contained herein and (ii) any claims, actions, judgments, costs and expenses incident to the foregoing (including without limitation costs of investigation and reasonable attorneys' fees).

         6.5.      Indemnification by Acquiror.

                  Acquiror will indemnify and hold the Stockholders harmless from and against any Loss resulting from (i) the breach of any Representation or Warranty of Acquiror or the failure to perform any covenant or obligation of Acquiror herein and (ii) any claims, actions, judgments, costs and expenses incident to the foregoing.

         6.6.      Determination of Losses.

                  Losses shall be determined taking into account the actual amount of damage, deficiency, cost or expense incurred or suffered or the diminution of value of any property by reason of the event or condition giving rise to the obligation to indemnify as well as any insurance proceeds actually received by the indemnified party (otherwise than from an insurer who is an affiliate thereof), after adjustment for tax benefits and burdens arising therefrom or from the indemnification thereof (to the extent that such tax effects can reasonably be quantified).

         6.7.      Limitations on Claims.

                  (a) No claim for indemnification based upon a breach of any Representation or Warranty may be made against any of the Stockholders under
Section 6.4, or against Acquiror under Section 6.5, until the aggregate amount of Losses for claims that then may be asserted under such Section 6.4 or 6.5, as the case may be, exceeds $50,000, whereupon all such Losses may be claimed.

                  (b) The maximum aggregate liability of each Stockholder to Acquiror under Section 6.4 or of Acquiror to each Stockholder under Section
6.5 shall not exceed the sum of all the cash plus the aggregate "Value" (defined below) of all the Acquiror Shares delivered to such Stockholder pursuant to Section 1.

                           The "Value" of an Acquiror Share shall be 70% of
the fair market value of such share determined in accordance with the following: (i) if the Acquiror Shares are quoted on NASDAQ or the Nasdaq National Market (or other reputable quotation service), the last reported sale price for an Acquiror Share on the "Determination Date," defined below, and if no sale takes place on such day or if the last sale price is not reported, the average of the closing bid and asked prices on such day; (ii) if the Acquiror Shares are listed or admitted for trading on any national securites exchange, the closing sales price, regular way, on the Determination Date, or if no sale takes place on such day, the average of the closing bid and asked prices on such day; or (iii) if the Acquiror Shares are not quoted, listed or admitted as described above, the fair market value of such share on the Determination Date as reasonably determined by the board of directors of Acquiror in good faith.

                           The "Determination Date" shall be the date on which
the Acquiror Share in question was issued under Section 1. If the date selected in accordance with the foregoing formula is not a day on which the New York Stock Exchange was open generally for trading, then the Determination Date shall be the next day preceding such date on which the New York Stock Exchange was open.

                  (c) No claim for indemnification under Section 6.4 or 6.5 may be asserted unless notice shall have been given on or before the date specified below to the person from whom such indemnification may be sought that a breach of such representation, warranty or covenant has or may have occurred (identifying such representation, warranty or covenant with reasonable particularity):

                           (i)           If  such  claim  relates  to  matters
                                         referred  to in  Sections  2.1 - 2.8,
                                         2.10,  2.12  -  2.15,  2.17  -  2.21,
                                         2.23-2.30,  or Sections 3.1 - 3.5, or
                                         Sections  4.1 -  4.7,  4.9,  4.11  or
                                         4.12;  the second  anniversary of the
                                         Closing.

                           (ii) If such claim relates to matters referred to in Sections 2.9, 2.16 or
                                         2.22 or Section 4.8; the third
                                         anniversary of the Closing.

                           (iii) If such claim relates to matters referred to in Sections 2.11 or 4.10; the day afer last date on which the taxing authority or other governmental agency in question may take action with respect to such matters.

         6.8. Procedures Relating to Indemnification for Third Party Claims under Sections 6.4 and 6.5.

                  (a) A party seeking indemnification pursuant to Sections 6.4 and 6.5 (an "Indemnified Party") with respect to any claim or assessment, or the commencement of any action, suit, audit or proceeding, by a third party in respect of which indemnity may be sought hereunder (a "Third Party Claim") shall give prompt notice to the party from whom such indemnification is sought (the "Indemnifying Party") of the assertion of such Third Party Claims and will give the Indemnifying Party such information with respect thereto as the Indemnifying Party may reasonably request, but no failure to give such notice shall relieve the Indemnifying Party of any liability hereunder (except to the extent the Indemnifying Party has suffered actual prejudice thereby). The Indemnifying Party shall have the right, exercisable by written notice to the Indemnified Party (which notice shall state that the Indemnifying Party expressly agrees that, as between the Indemnifying Party and the Indemnified Party, the Indemnifying Party shall be solely obligated to satisfy and discharge the Third Party Claim) within fourteen (14) days of receipt of notice from the Indemnified Party of the commencement of or assertion of any Third Party Claim, to assume the defense of such Third Party Claim, using counsel selected by the Indemnifying Party and reasonably acceptable to the Indemnified Party; provided, that the Indemnifying Party shall not have the right to assume the defense of a Third Party Claim if (i) the named parties to any such action (including any impleaded parties) include both the Indemnified Party and the Indemnifying Party and (ii) the Indemnified Party shall have been advised by counsel in writing that under applicable standards of professional responsibility, a conflict will arise in the event both the Indemnified Party and the Indemnifying Party are represented by the same counsel with respect to the Third Party Claim, in which case such Indemnified Party shall have the right to participate in the defense of such Third Party Claim and all Losses in connection therewith shall be reimbursed by the Indemnifying Party. In addition, if the Indemnifying Party fails to give the Indemnified Party the Notice complying with the provisions stated above within the stated time period, the Indemnified Party shall have the right to assume control of the defense of the Third Party Claim and all Losses in connection therewith shall be reimbursed by the Indemnifying Party upon demand of the Indemnified Party.

                  (b) If at any time after the Indemnifying Party assumes the defense of a Third Party Claim, any of the conditions set forth in clauses (i) or (ii) of Section 6.8(a) above come into existence, the Indemnified Party shall have the same rights as set forth above as if the Indemnifying Party never assumed the defense of such claim.

                  (c) The Indemnifying Party or the Indemnified Party, as the case may be, shall in any event have the right to participate, at its own expense, in the defense of any Third Party Claim which the other is defending.

                  (d) The Indemnifying Party, if it shall have assumed the defense of any Third Party Claim in accordance with the terms hereof, shall have the right, upon thirty (30) days prior written notice to the Indemnified Party, to consent to the entry of judgment with respect to, or otherwise settle such Third Party Claim unless (i) the Third Party Claim involves equitable or other non-monetary damages or (ii) in the reasonable judgment of the Indemnified Party such settlement would have a continuing material adverse effect on the Indemnified Party's business (including any material impairment of its relationships with customers and suppliers), in which case such settlement may be made only with the written consent of the Indemnified Party, which consent shall not be unreasonably withheld.

                  (e) Whether or not the Indemnifying Party chooses to defend or prosecute any claim involving a third party, all the parties hereto shall cooperate in the defense or prosecution thereof and shall furnish such records, information and testimony, and attend such conferences, discovery proceedings, hearings, trials and appeals as may be reasonably requested in connection therewith.

7.        CERTAIN SECURITIES LAW MATTERS

         7.1.      Securities Act Covenants and Representations.

                  Each Stockholder hereby represents and covenants to and with Acquiror that:

                  (a) The Acquiror Shares to be received by such Stockholder in the Merger will be acquired by such Stockholder solely for such Stockholder's own account for investment.

                  (b) Such Stockholder is familiar with the business of Acquiror, has had the opportunity to ask Acquiror's officers questions about Acquiror and its affairs and has obtained to such Stockholder's satisfaction such information as such Stockholder has requested, including copies of Acquiror's Statements and Reports.

                  (c) Such Stockholder has been advised that the offering, sale and delivery of Acquiror Shares pursuant to the Merger has not been registered under the Securities Act;

                  (d) Such Stockholder will not sell, transfer or otherwise dispose of such Acquiror Shares unless (i) such sale, transfer or other disposition has been registered under the Securities Act, (ii) such sale, transfer or other disposition is made in conformity with the provisions of Rule 144 under the Securities Act (as such rule may hereafter from time to time be amended) or (iii) in the opinion of counsel, in form and substance reasonably satisfactory to Acquiror, or under the terms of a "no-action" letter obtained by such Stockholder from the staff of the SEC, such sale, transfer or other disposition will not violate, or is exempt from registration under, the Securities Act.

         7.2.      Legend on Stock Certificates.

                  The Stockholders acknowledge that the certificates representing the Acquiror Shares will bear a legend substantially in the following form:

                  The securities represented by this certificate have not been registered under the Securities Act of 1933, as amended (the "Act"), or under any applicable state law, and may not be sold, transferred or otherwise disposed of unless a registration statement under the Act has become effective (and action required for the registration or qualification of such disposition has become effective under applicable state law) or unless the holder hereof establishes to the satisfaction of the Corporation that such registration is not required.

         7.3.      Registration Rights.

                  Concurrently with the execution hereof, Acquiror and the Stockholders are entering into a Registration Rights Agreement substantially in the form of Exhibit B.

8.        CONDITIONS PRECEDENT TO OBLIGATIONS OF ACQUIROR

         The obligations of Acquiror to complete the transactions contemplated by this Agreement are subject to the fulfillment prior to or at the Closing of the following conditions (any of which may, at its option, be waived by Acquiror):

         8.1.      Performance of Agreements.

                  The Company and the Stockholders shall have performed all agreements and complied with and satisfied all conditions required by this Agreement to be performed, complied with or satisfied by any of them at or prior to the Closing, and Acquiror shall have received certificates to that effect from the Company (signed by the president or any vice president) and from each Stockholder (signed by a duly authorized representative).

         8.2.      Representations and Warranties.

                  The representations and warranties contained in Sections 2 and 3 shall be true at and as of the time of Closing in all material respects, and Acquiror shall have received certificates to that effect from the Company (signed by the president or any vice president) and from each Stockholder (signed by a duly authorized representative).

         8.3.      No Adverse Legal Proceedings.

                  No injunction, restraining order or other order issued by a court of competent jurisdiction or governmental authority that prohibits the consummation of any of the transactions contemplated by this Agreement shall be in effect, and there shall not be pending any administrative, regulatory or judicial proceeding which seeks to prohibit, restrain or invalidate the consummation of any such transaction or to recover damages from any of the parties hereto by reason thereof. Notwithstanding the foregoing, Acquiror may not rely on this Section 8.3 with respect to any litigation instituted by it or any Affiliate thereof.

         8.4.      Certificate of Secretary.

                  Acquiror shall have received a certificate of the secretary of the Company certifying with respect to copies (attached thereto) of resolutions adopted by the Board of Directors and the stockholders thereof authorizing the execution, delivery and performance of this Agreement and the Merger Agreement and the consummation of the transactions contemplated hereby and thereby.

         8.5.      Good Standing Certificates.

                  Acquiror shall have received the Certificate of Incorporation of the Company certified by the Secretary of State of Delaware as of a date within 10 days preceding the Closing and a Good Standing Certificate for the Company as of a date within five days preceding the Closing issued by such Secretary of State.

         8.6.      Consents and Approvals.

                  (a) The Pending Securities Compliance shall have been completed, the consent of Acquiror's stockholders shall have been obtained with respect to all matters presented for stockholder consideration at the Special Meeting and the consents and approvals referred to in the Schedule of Required Approvals and Consents shall have been obtained.

                  (b) The Company shall have either (i) properly notified all of its stockholders of their appraisal rights under Section 262 of the Delaware General Corporation Law more than 20 days prior to the Closing Date and none of such stockholders shall have exercised such appraisal rights, or
(ii) obtained the consent of all its stockholders to the Merger.

         8.7.      Acquiror Shares Listed on NASDAQ.

                  The Acquiror Shares to be issued pursuant to Section 1 shall have been included for quotation on NASDAQ subject to official notice of issuance.

         8.8.      Opinion of Counsel for the Company.

                  Acquiror shall have received an opinion of the Company's counsel, Duane, Morris & Heckscher LLP, dated the Closing Date, to the effect set forth on Exhibit C.

         8.9. Surrender of Derivatives; Certificate Specifying Definitive Stock Ownership; Additional Certifications.

                  (a) Surrender of Derivatives. All outstanding shares of convertible preferred stock of the Company and all outstanding options to purchase common stock of the Company shall have been duly converted and exercised (or all non-exercised options shall have been terminated), as the case may be, or all actions necessary to effectuate such conversions and exercises (and terminations) shall have been taken, such that immediately prior to the Effective Time, the Company's outstanding capital stock shall consist solely of a maximum of 2,628,461 shares of common stock.

                  (b) Certificate Specifying Definitive Stock Ownership. Acquiror shall have received a certificate signed by the president or any vice president of the Company setting forth a definitive list of the holders of the Company's common stock immediately prior to the effective time and the number of shares held by each (giving effect to the transactions contemplated by Section 2.2(b)). Acquiror and the Surviving Corporation shall be entitled to rely on such certificate (and such certificate shall state the same) in making the cash payments and stock issuances provided for in Sections 1.4 and 1.6.

                  (c) Additional Certifications. Acquiror shall have received the certificate signed by the president or any vice president of the Company provided for in Sections 1.4(a)(ii) and 2.2(b). Acquiror and the Surviving Corporation shall be entitled to rely on such certificates (and such certificates shall state the same) in making the cash payments and stock issuances provided for in Sections 1.4 and 1.6.

         8.10.     Completion of Financing.

                  Acquiror shall have completed the Private Placement (or other private placement of equity or debt securities) and received thereby a minimum aggregate amount of $8 million in new capital, or all the conditions precedent (other than the consummation of the Merger and the Sangen Acquisition referred to in Section 8.11) to the completion of such financing shall have been satisfied such that it may be consummated simultaneously with the consummation of the Merger.

         8.11.     Acquisition of Sangen Pharmaceutical Company.

                  Acquiror shall have acquired Sangen Pharmaceutical Company ("Sangen"), or all the conditions precedent (other than the consummation of the Merger and the financing referred to in Section 8.10) to such acquisition shall have been satisfied such that this acquisition may be consummated simultaneously with the consummation of the Merger.

         8.12.     Resignations.

                  Acquiror shall have received the resignations of such of the directors and officers of the Company as it shall have requested.

         8.13.     New Litigation.

                  Except as described or referred to in the PPM, there shall not have commenced against Acquiror or Sangen any new legal proceedings (or against their respective officers, directors or Affiliates with respect to matters pertaining to Acquiror or Sangen) that if disposed of adversely to Acquiror or Sangen would have a material adverse effect on the business, properties, financial condition or results of operations of Acquiror or Sangen.

         8.14.     Registration Rights Agreement.

                  Each of the Stockholders shall have executed and delivered a Registration Rights Agreement substantially in the form of Exhibit B hereto.

9. CONDITIONS PRECEDENT TO OBLIGATIONS OF THE COMPANY AND THE STOCKHOLDERS

         The obligations of the Company and the Stockholders to complete the transactions contemplated by this Agreement are subject to the fulfillment prior to or at the Closing of the following conditions (any of which may, at its option, be waived by the Company):

         9.1.      Performance of Agreements.

                  Acquiror shall have performed all obligations and complied with all conditions required by this Agreement to be performed or complied with by it at or prior to the Closing, and the Company shall have received a certificate to that effect signed by the president or any vice president of Acquiror.

         9.2.      Representations and Warranties.

                  The representations and warranties of Acquiror contained in
Section 4 hereof shall be true at and as of the Closing, and the Company shall have received a certificate to that effect signed by the president or any vice president of Acquiror.

         9.3.      No Adverse Legal Proceedings.

                  No injunction, restraining order or other order issued by a court of competent jurisdiction or governmental authority that prohibits the consummation of the transactions contemplated hereby shall be in effect, and there shall not be pending any administrative, regulatory or judicial proceeding to prohibit, restrain or invalidate the consummation of any such transaction or to recover damages from any of the parties hereto by reason thereof. Notwithstanding the foregoing, neither the Company nor any Stockholder may rely on this Section 9.3 with respect to any litigation instituted thereby or any Affiliate thereof.

         9.4.      Certificates of Secretaries and Good Standing Certificates.

                  (a) The Company shall have received a Certificate of the secretary of Acquisition Subsidiary certifying with respect to copies (attached thereto) of resolutions adopted by the Board of Directors and the sole stockholder thereof authorizing the execution, delivery and performance of the Merger Agreement and the consummation of the transactions contemplated thereby. Further, the Company shall have received a Certificate of the secretary of Acquiror certifying with respect to copies (attached thereto) of resolutions adopted by the Board of Directors of Acquiror authorizing the execution, delivery and performance of this Agreement and the consummation of the transactions contemplated hereby and of proposals approved by the stockholders of Acquiror at the Special Meeting.

                  (b) The Company shall have received Articles of Incorporation of Acquiror and a Certificate of Incorporation for Acquisition Subsidiary certified by the Secretaries of State of New York and Delaware, respectively, as of a date within 10 days preceding the Closing and a Good Standing Certificate for each of Acquiror and Acquisition Subsidiary as of a date within five days preceding the Closing issued by such Secretaries of State.

         9.5.      Opinion of Counsel for Acquiror.

                  The Company shall have received opinions of Brock, Fensterstock, Silverstein and McAuliffe, LLC and Saul, Ewing, Remick & Saul LLP, counsel for Acquiror, to the effect set forth in Exhibit D.

         9.6.      Completion of Financing.

                  Acquiror shall have completed the Private Placement (or other private placement of equity or debt securities) and received thereby a minimum aggregate amount of $8 million in new capital, or all the conditions precedent (other than the consummation of the Merger and the Sangen acquisition referred to in Section 9.7) to the completion of such financing shall have been satisfied such that it may be consummated simultaneously with the consummation of the Merger.

         9.7.      Acquisition of Sangen Pharmaceutical Company.

                  Acquiror shall have acquired Sangen, or all the conditions precedent (other than the consummation of the Merger and the financing referred to in Section 9.6) to such acquisition shall have been satisfied such that the acquisition may be consummated simultaneously with the consummation of the Merger.

         9.8.      Acquiror Shares Listed on NASDAQ.

                  The Acquiror Shares to be issued pursuant to Section 1 shall have been included for quotation on NASDAQ subject to official notice of issuance.

         9.9.      Registration Rights Agreement.

                  Acquiror shall have executed and delivered a Registration Rights Agreement substantially in the form of Exhibit B hereto.

         9.10.     New Litigation.

                  There shall not have commenced against Acquiror or Sangen any new legal proceedings (or against their respective officers, directors or Affiliates with respect to matters pertaining to Acquiror or Sangen) that if disposed of adversely to Acquiror or Sangen would have a material effect on the business, properties, financial condition or results of operations of Acquiror or Sangen.

         9.11.     Payment to ALW Partnership.

                  Acquiror shall have paid, or made arrangements for the prompt payment in full of, $150,000 to the ALW Partnership pursuant to the ALW License, as such terms are defined in the PPM, upon the initial closing of the Private Placement.


10.       TERMINATION OF AGREEMENT

         10.1.     Termination of Agreement.

                  This Agreement may be terminated and the Merger contemplated hereby may be terminated and abandoned:

                  (a) Mutual Consent. By mutual consent of Acquiror and the Company.

                  (b) Breach. By Acquiror or the Company by giving written notice to the other parties of such termination on the Closing Date if, as of the Closing Date, any condition precedent to the performance of the obligations of such party giving such notice shall not have been fulfilled and shall not have been waived by such party; provided, however, that such termination shall not vitiate the terminating party's right to enforce its remedies hereunder.

                  (c) Lapse of Time. By Acquiror or the Company by giving written notice to the other parties if the Closing shall not have occurred on or before 11:59 P.M. on November 17, 1997 or such later date as the parties hereto may otherwise agree.

11.       Certain Definitions

         As used herein the following terms have the meanings indicated:

         11.1.     Affiliate.

                  "Affiliate" of any Person means any Person, directly or indirectly controlling, controlled by or under common control with such Person, and includes any Person who is an officer, director or employee of such Person and any Person that would be deemed to be an "affiliate" or an "associate" of such Person, as those terms are defined in Rule 12b-2 of the General Rules and Regulations under the Securities Exchange Act of 1934. As used in this definition, "controlling" (including, with its correlative meanings, "controlled by" and "under common control with") means possession, directly or indirectly, of power to direct or cause the direction of management or policies (whether through ownership of securities, partnership or other ownership interests, by contract or otherwise). As used herein with respect to any natural Person, "Affiliates" shall also include, without limitation, such natural Person's spouse, children, grandchildren, brothers, sisters or parents and any trust the beneficiaries of which are such natural Person or such natural Person's children, grandchildren or parents.

         11.2.     Knowledge.

                  A Person shall be deemed to have Knowledge of (which includes the expression "to Know") a particular fact or other matter if:

                  (a) in the case of a Person who is an individual, such Person is actually aware of such fact or other matter, or

                  (b) could have discovered or otherwise became aware of such fact or other matter in the course of conducting a reasonably comprehensive investigation as to the existence of such fact or other matter, including without limitation inquiry of the employees of the Company who, in the course of performing the duties of such employment may reasonably be expected to have actual awareness of such fact or other matter; and

                  (c) in the case of a Person who is not an individual, any director or officer of such Person (or individual holding a similar executive responsibility for any Person which is not a corporation) has or is deemed to have Knowledge of such fact or other matter in accordance with Section 11.2(a) and (b).

         11.3.     Person.

                  "Person" means an individual, a corporation, a partnership, an association, a trust or other entity or organization.

12.       General

         12.1.     Nature and Survival of Representations.

                  All statements contained in any certificate or other instrument delivered by or on behalf of the Company or the Stockholders pursuant to this Agreement or in connection with the transactions contemplated hereby shall be deemed representations and warranties by the Company and the Stockholders hereunder, and all statements contained in any certificate or other instrument delivered by or on behalf of Acquiror pursuant to this Agreement shall be deemed representations and warranties by Acquiror. All representations, warranties and agreements made by a party hereto shall survive the Closing hereunder.

         12.2.     Governing Law.

                  This Agreement will be governed by Delaware law.

         12.3.     Parties in Interest.

                  This Agreement shall be binding upon and inure to the benefit of the parties hereto and their respective successors, heirs and assigns.

         12.4.     Entire Agreement.

                  This Agreement together with the Exhibit attached hereto and the Schedules referred to herein contains the entire agreement among the parties hereto with respect to the subject matter hereof and supersedes any prior agreements or understandings among the parties hereto relating to the subject matter hereof.

         12.5.     Notices.

                  All notices and other communications hereunder shall be in writing and shall be deemed to have been duly given if delivered (by physical delivery or by facsimile or any other electronic means) or mailed in the continental United States, postage prepaid, certified mail, return receipt requested, to a party at the following address or to such other address as such party may hereafter specify by notice:

                        If to the Company or to any Stockholder, to:
                                 CorBec Pharmaceuticals, Inc.
                                 Suite 1350, One Tower Bridge
                                 100 Front Street
                                 West Conshohocken, PA  19428
                                 Attention:   Hal S. Broderson, M.D., President
                                              Fax:  610-940-0301

                        If to Acquiror, to:
                                 Panax Pharmaceutical Company Ltd.
                                 425 Park Avenue, 27th Floor
                                 New York NY  10022
                                 Attention:   Dr. Taffy J. Williams, President
                                              Fax:  212-751-4131

         12.6.     Section Headings and Titles.

                  The headings and titles of Sections hereof, Exhibits hereto and Schedules or other documents referred to herein are inserted for convenience of reference only, form no part of this Agreement and shall not be considered for purposes of construing or interpreting the text hereof.

         12.7.     Schedules.

                  Each Schedule referred to herein and listed in the Table of Contents hereof has been delivered to Acquiror by the Company and has been identified by a legend thereon referring to this Agreement, signed for purposes of such identification by representatives of the parties. The Schedules are not attached hereto.

         12.8.     Modification.

                  No amendment or modification of or supplement to this Agreement will be effective unless it is in writing and duly executed by the party against whom enforcement of such amendment is sought.

                  IN WITNESS WHEREOF, and intending to be legally bound hereby, the parties have duly executed this Agreement as of the date first above written.



PANAX PHARMACEUTICAL COMPANY LTD.                             CORBEC PHARMACEUTICALS, INC.


By: /s/  Taffy J. Williams                                    By: /s/  Hal S. Broderson
   -----------------------------------                            ----------------------------------------
         Taffy J. Williams, Ph.D., President                           Hal S. Broderson, M.D., President



PLEXUS VENTURES, INC.                                         HILLMAN MEDICAL VENTURES 1993, L.P.

                                                              By:      Hillman/Dover Limited Partnership,
                                                                       As General Partner
By: /s/  John F. Chappell
   -----------------------------------
         John F. Chappell, President                          By:      Wilmington Securities, Inc.,
                                                                       As General Partner


                                                              By: /s/  Darlene Clarke
                                                                 -----------------------------------------
                                                                       Darlene Clarke, Vice President




                                                              HILLMAN MEDICAL VENTURES 1995, L.P.

                                                              By:      Hillman/Dover Limited Partnership,
                                                                       As General Partner

                                                              By:      Wilmington Securities, Inc.,
                                                                       As General Partner


                                                             By: /s/  Darlene Clarke
                                                                 -----------------------------------------
                                                                      Darlene Clarke, Vice President



                                                              HILLMAN MEDICAL VENTURES 1996, L.P.

                                                              By:      Hillman/Dover Limited Partnership,
                                                                       As General Partner

                                                              By:      Wilmington Securities, Inc.,
                                                                       As General Partner


                                                             By:  /s/  Darlene Clarke
                                                                 -----------------------------------------
                                                                       Darlene Clarke, Vice President